DISTRIBUTION AND SERVICE PLAN
of
MILLIMAN VARIABLE INSURANCE TRUST

1. Milliman Variable Insurance Trust (the “Trust”) has selected Foreside Fund Services, LLC (“Foreside”) to provide distribution-related and shareholder services on behalf of and for the Class [3] shares of each series of the Trust (each, a “Fund,” and collectively, the “Funds”) listed on Schedule A, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), according to the terms of this Distribution and Service Plan (the “Plan”). The Plan has been approved by a majority of the Board of Trustees of the Trust (the “Board”), including a majority of the trustees who are not “interested persons,” as defined in the 1940 Act, of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the “Independent Trustees”), cast at an in-person meeting called for the purpose of voting on the Plan.

2. The Trust, on behalf of each Fund, shall pay a fee not to exceed, on an annual basis, a maximum amount of 25 basis points (0.25%) of the average daily net assets of the Class [3] shares of each Fund. The fees will be paid to Foreside for services primarily intended to result in the sale or servicing of Fund shares.  Such fees may also be paid to Foreside, or to an insurance company or its eligible affiliates (collectively, “Participating Insurance Companies”), for distribution activities related to the indirect marketing of the Funds to the owners of variable insurance contracts or variable life insurance policies (collectively, “contract owners”), or to any other eligible institution.  Services for which a distribution fee may be paid include, but are not limited to:

(a)
Services provided by Foreside, including (i) personnel expenses, (ii) overhead, including office, equipment and computer expenses, supplies and travel, (iii) procurement of information, analyses and reports related to marketing and promotional activities, and (iv) expenses related to marketing and promotional activities.

(b)	Printing of Fund documents, including summary prospectuses, prospectuses, statements of additional information and reports for prospective contract owners.

(c)	Printing of promotional literature relating to the Funds.

(d)	Wholesaling services provided by Foreside or a Participating Insurance Company, including training, seminars and sales meetings.

(e)	Wholesaler compensation.

(f)	Distribution services provided by Participating Insurance Companies,

including (i) Fund disclosure documents and reports, (ii) variable insurance marketing materials relating to the Funds, (iii) Fund sub-account performance figures, (iv) assisting prospective contract owners with enrollment matters, (v) compensation to the salesperson of the variable insurance contract, and (vi) providing other reasonable assistance with the distribution of Fund shares to Participating Insurance Companies.

(g)	Contract owner support.

(h)	Other distribution-related services permitted by Rule 12b-1.

3. In no event shall the aggregate asset-based sales charges to be paid pursuant to the terms of the Plan, plus any other payments deemed to be made pursuant to the Plan, exceed the amount permitted to be paid pursuant to Rule 2341 of the Financial Industry Regulatory Authority or any successor thereto.

4. Payments by the Trust with respect to shares of a Fund pursuant to the Plan may be made during periods when the Fund has suspended or otherwise limited sales of such shares so long as appropriate services continue to be provided.

5. Any person authorized to direct the payment of money under the Plan, or any agreement related to the Plan, shall furnish to the Board for its review, on at least a quarterly basis, a written report of the monies paid pursuant to the terms of the Plan, including the purposes thereof, and shall furnish the Board with such other information as the Board may reasonably request in connection with the payments made under the Plan.

6. The Plan, and any agreements related to the Plan, shall continue in effect for a period of more than one year only so long as such continuance is specifically approved at least annually by a vote of the Board, and of the Independent Trustees, cast at an in-person meeting called for the purpose of voting on the Plan and any related agreements.

7. The Plan may be terminated at any time in whole or with respect to shares of any class or Fund by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of the Fund or any class voting separately as and to the extent required by the 1940 Act and the rules thereunder. Termination of the Plan with respect to any shares of any class or Fund will not terminate the Plan with respect to shares of any other class or Fund that is not terminated.

8. Any agreement related to the Plan:

(a)	must be in writing;

(b)	shall go into effect when approved by a vote of the Board, and the Independent Trustees, cast at a meeting called for the purpose of voting on such agreement;

(c)
may be terminated at any time, without the payment of any penalty, by the vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of a Fund on not more than sixty (60) days’ written notice to any other party to the agreement; and

(d)	will automatically terminate in the event of its assignment (as defined in the 1940 Act).

9. The Plan may not be amended to increase materially the amount to be spent with respect to shares of any class or Fund for distribution without approval by a majority of the class’s or Fund’s outstanding voting securities (as and to the extent voting separately is required by the 1940 Act and the rules thereunder).

10. All material amendments to the Plan shall be approved by a vote of the Board, and of the Independent Trustees, cast at an in-person meeting called for the purpose of voting on the Plan.

11. The Plan is not binding upon any of the Trustees of the Board or shareholders of a Trust.

12. Where the effect of a requirement of the 1940 Act reflected in any provision of this Plan is revised by rule, interpretation, or order of the U.S. Securities and Exchange Commission, such provisions shall be deemed to incorporate the effect of such rule, interpretation, or order.

Dated: _____________, 2021

SCHEDULE A

Funds

Milliman S&P 500 6-Month Buffer with Par Up Strategy
1.	Milliman S&P 500 6-Month Buffer with Par Up Fund - Jan/Jul
2.	Milliman S&P 500 6-Month Buffer with Par Up Fund - Feb/Aug
3.	Milliman S&P 500 6-Month Buffer with Par Up Fund - Mar/Sep
4.	Milliman S&P 500 6-Month Buffer with Par Up Fund - Apr/Oct
5.	Milliman S&P 500 6-Month Buffer with Par Up Fund - May/Nov
6.	Milliman S&P 500 6-Month Buffer with Par Up Fund - Jun/Dec

Milliman S&P 500 6-Month Par Down with Par Up Strategy
7.	Milliman S&P 500 6-Month Par Down with Par Up Fund - Jan/Jul
8.	Milliman S&P 500 6-Month Par Down with Par Up Fund - Feb/Aug
9.	Milliman S&P 500 6-Month Par Down with Par Up Fund - Mar/Sep
10.	Milliman S&P 500 6-Month Par Down with Par Up Fund - Apr/Oct
11.	Milliman S&P 500 6-Month Par Down with Par Up Fund - May/Nov
12.	Milliman S&P 500 6-Month Par Down with Par Up Fund - Jun/Dec

Milliman S&P 500 1-Year Buffer with Spread Strategy
13.	Milliman S&P 500 1-Year Buffer with Spread Fund – Jan
14.	Milliman S&P 500 1-Year Buffer with Spread Fund – Feb
15.	Milliman S&P 500 1-Year Buffer with Spread Fund – Mar
16.	Milliman S&P 500 1-Year Buffer with Spread Fund – Apr
17.	Milliman S&P 500 1-Year Buffer with Spread Fund – Sep
18.	Milliman S&P 500 1-Year Buffer with Spread Fund – Oct
19.	Milliman S&P 500 1-Year Buffer with Spread Fund – Nov
20.	Milliman S&P 500 1-Year Buffer with Spread Fund – Dec

Milliman S&P 500 1-Year Floor with Par Up Strategy
21.	Milliman S&P 500 1-Year Floor with Par Up Fund – Jan
22.	Milliman S&P 500 1-Year Floor with Par Up Fund – Feb
23.	Milliman S&P 500 1-Year Floor with Par Up Fund – Mar
24.	Milliman S&P 500 1-Year Floor with Par Up Fund – Apr
25.	Milliman S&P 500 1-Year Floor with Par Up Fund – Sep
26.	Milliman S&P 500 1-Year Floor with Par Up Fund – Oct
27.	Milliman S&P 500 1-Year Floor with Par Up Fund – Nov
28.	Milliman S&P 500 1-Year Floor with Par Up Fund – Dec

Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Strategy
29.	Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Fund – Jan
30.	Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Fund – Feb
31.	Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Fund – Mar
32.	Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Fund – Apr
33.	Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Fund – Sep
A-1

34.	Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Fund – Oct
35.	Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Fund – Nov
36.	Milliman S&P 500 & Nasdaq 1-Year Buffer with Stacker Cap Fund – Dec

Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Strategy
37.	Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Fund – Jan
38.	Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Fund – Feb
39.	Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Fund – Mar
40.	Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Fund – Apr
41.	Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Fund – Sep
42.	Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Fund – Oct
43.	Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Fund – Nov
44.	Milliman S&P 500 & Russell 2000 1-Year Buffer with Stacker Cap Fund – Dec

Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Strategy
45.	Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Fund – Jan
46.	Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Fund – Feb
47.	Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Fund – Mar
48.	Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Fund – Apr
49.	Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Fund – Sep
50.	Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Fund – Oct
51.	Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Fund – Nov
52.	Milliman S&P 500 & MSCI EAFE 1-Year Buffer with Stacker Cap Fund – Dec

Milliman S&P 500 6-Year Buffer with Par Up Strategy
53.	Milliman S&P 500 6-Year Buffer with Par Up Fund - Jan (I)
54.	Milliman S&P 500 6-Year Buffer with Par Up Fund - Apr (I)
55.	Milliman S&P 500 6-Year Buffer with Par Up Fund - Oct (I)

Milliman S&P 500 6-Year Par Down with Par Up Strategy
56.	Milliman S&P 500 6-Year Par Down with Par Up Fund - Jan (I)
57.	Milliman S&P 500 6-Year Par Down with Par Up Fund - Apr (I)
58.	Milliman S&P 500 6-Year Par Down with Par Up Fund - Oct (I)

Milliman Money Market Strategy
59.	Milliman Money Market Fund

A-2